UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2026

(Date of earliest event reported)

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street
Suite 500, #947
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-206-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

IndiCue Acquisition

On February 13, 2026 (the “Closing Date”), Cineverse Corp. (the “Company”) purchased all of the issued and outstanding equity securities (the “Acquisition”) of IndiCue, Inc., a Delaware corporation (“IndiCue”), a next-generation CTV monetization and engagement platform, built for media owners, publishers, and streaming platforms that want full control over their Connected TV advertising (the “IndiCue Business”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated February 12, 2026, by and among the Company, John Marchesini, Nicholas Frazee, Michael Wanetik, Iurii Gorokhov, Kyrylo Shkodkin and Adtelligent Holdings Limited (collectively, the “Sellers”).

The purchase price for the Acquisition was $22,000,000, subject to working capital and other adjustments, consisting of (i) $12,800,000 in cash at closing and (ii) $9,200,0000 in Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), at a per share price equal to the greater, as of the date of the Purchase Agreement, of (A) the 5 day VWAP and (B) the Nasdaq Minimum Price, on the first anniversary of the closing, or earlier under certain circumstances. In addition, the Company will pay the Sellers certain post-closing earnout amounts (if any) based on Indicue’s achievement of certain revenue growth targets and gross margin targets, payable in cash or shares of common stock under certain circumstances. The Agreement includes certain restrictive covenants of the Sellers, including noncompetition provisions.

Concurrently with the closing of the Acquisition, the Company entered into a registration rights agreement (the “IndiCue Registration Rights Agreement”) with the Sellers, pursuant to which the Company agreed to file a registration statement for the resale of the Registrable Securities (as defined in the IndiCue Registration Rights Agreement) with the SEC.

The Purchase Agreement includes standard indemnification provisions, and a number of other covenants and agreements of the parties concerning the transactions contemplated by the Purchase Agreement, including concerning cooperation and assistance, confidentiality, and compliance with laws.

The foregoing does not purport to be a complete description of each of the Purchase Agreement and the IndiCue Registration Rights Agreement and each such description is qualified in its entirety by reference to the full text of each such document, forms of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Convertible Notes

On February 12, 2026, the Company issued and sold convertible notes in the aggregate principal amount of $13,000,000 (each, a “Note”) to certain lenders (individually, an “Investor” and collectively, the “Investors”) pursuant to those certain note purchase agreements (each, a “Purchase Agreement”), dated February 12, 2026, between the Company and each Investor.

The Notes mature on the earlier to occur of (i) the four year anniversary of issuance and (ii) an event of default (such date, the “Maturity Date”). The Notes bear interest at a rate of 9% per annum payable in cash or, as to a portion, in shares of Common Stock in the holder’s discretion.

At any time after issuance of the Notes, the Investors may convert their Notes, in whole or in part, into shares of Common Stock, in accordance with the terms of the Notes at a conversion price per share of $2.00 (the “Conversion Price”), subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar events. The Company can require conversion in tranches of up to approximately 15% of the original principal amount of the Notes during each of the six-month periods beginning July 1, 2026 and ending December 31, 2028, with any unconverted tranches available on a cumulative basis in future tranches.

The Notes may be prepaid by paying 100% of the outstanding principal amount, interest on the outstanding principal amount through the earlier of the Maturity Date or the date that is 24 months from the date of prepayment, and warrants (the “Warrants”) to purchase the number of shares of Common Stock into which the principal amount then outstanding would be convertible at the Conversion Price, with such warrants having an exercise price equal to such Conversion Price and a term that ends on the Maturity Date.

The Notes rank junior to secured debt of the Company, including the Second Amended and Restated Loan, Guaranty, and Security Agreement, dated as of April 8, 2025, by and among East West Bank (the “Existing Lender”), the Company and the Guarantors party thereto.

The Purchase Agreements provide customary representations, warranties, and covenants of the Company and the Investors. The Notes also contain standard and customary events of default. Upon a change of control, as defined in the Notes, the Investors will receive 120% of the outstanding principal amount of the Notes unless the Investors elect to receive consideration in the Change of Control on an as-converted basis in lieu of the cash payment. Part of the proceeds from the sale of the Notes were used to fund the cash portion of the purchase price of the Acquisition.

The Investors have the right to designate one non-voting observer to the Company’s Board of Directors under certain limited circumstances.

Concurrently with the closing of the sale of the Notes, the Company entered into a registration rights agreement (the “Notes Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file a registration statement for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC.

The securities were offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

The Benchmark Company, LLC (the “Placement Agent”) acted as the sole placement agent for sale of the Notes.

The foregoing does not purport to be a complete description of each of the Purchase Agreements, the Notes, the Warrants, and the Notes Registration Rights Agreement, and each such description is qualified in its entirety by reference to the full text of each such document, forms of which are filed as Exhibit 10.3, 4.1, 4.2 and 10.4 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02. The securities were sold pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

On February 13, 2026, the Company issued a press release announcing the closing of the Acquisition and the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of IndiCue, Inc.

Audited financial statements of IndiCue, Inc.as of and for the years ended December 31, 2024 and 2023, together with the related notes to the financial statements are included as Exhibit 99.2 to this Current Report on Form 8-K.

Unaudited financial statements of IndiCue, Inc. for the nine months ended September 30, 2025, together with the related notes to the financial statements, are included as Exhibit 99.3 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

Unaudited Proforma Condensed Combined Balance Sheet as of September 30, 2025, and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 2025 and the six months ended September 30, 2025, together with related unaudited notes to the proforma financial statements are included as Exhibit 99.4 to this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Form of Note dated as of February 12, 2026

4.2	Form of Warrants (Notes)

10.1	Stock Purchase Agreement dated as of February 12, 2026 among the Company and the Sellers named therein. **

10.2	Form of IndiCue Registration Rights Agreement dated as of February 12, 2026

10.3	Form of Note Purchase Agreement dated as of February 12, 2026

10.4	Form of Notes Registration Rights Agreement dated as of February 12, 2026

99.1	Press release dated February 13, 2026

99.2	Audited financial statements of IndiCue, Inc. for the years ended December 31, 2024 and 2023, together with the related notes to the financial statements (incorporated by reference to the Current Report on Form 8-K filed on February 12, 2026, File No. 001-31810).

99.3	Unaudited financial statements of IndiCue, Inc. for the nine months ended September 30, 2025, together with the related notes to the financial statements (incorporated by reference to the Current Report on Form 8-K filed on February 12, 2026, File No. 001-31810).

99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025, and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 2025 and the six months ended September 30, 2025, together with related unaudited notes to the proforma financial statements (incorporated by reference to the Current Report on Form 8-K filed on February 12, 2026, File No. 001-31810).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**

Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEVERSE CORP.

Dated: February 17, 2026	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Legal Officer, Secretary and Senior Advisor